UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2016

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 13, 2016, Medical Transcription Billing, Corp. (“MTBC” or “Company”) entered into an underwriting agreement with Boenning & Scattergood, Inc. pursuant to which the Company agreed to issue and sell 63,040 shares of its 11% Series A Cumulative Redeemable Preferred Stock in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-210391) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission.

The net proceeds of the offering to the Company were approximately $1,400,000, after deducting underwriting discounts and commissions and estimated offering expenses. The underwriting agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 13, 2016, MTBC entered into a Second Amendment to its Credit Agreement dated as of September 2, 2015 as amended by that certain First Amendment dated as of November 23, 2015 with Opus Bank (“Opus”). The amendment modifies certain financial covenants and related definitions designed to give the Company greater flexibility on its working capital. In conjunction therewith, the Company granted Opus a warrant exercisable for 100,000 shares of the Company’s common stock at a per share exercise price of $5.00. This warrant will have an exercise period of seven years.

The foregoing description of the amendment to the credit agreement and warrant does not purport to be complete and is qualified entirely by reference to the complete text of such documents, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition:

On July 13, 2016, MTBC announced the closing of $1.6 million public offering of additional shares of its series A preferred stock.

A copy of such press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained under this Item 2.02 on this Form 8-K and the related exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amritpal K. Deol, General Counsel and Corporate Secretary of the Company resigned effective July 15, 2016. The Company’s in-house attorneys and officers will assume Ms. Deol’s duties as they initiate their search for a replacement.

Item 8.01 Other Events

In connection with the offering referenced above, the legal opinion as to the legality of the series A preferred stock sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1 Medical Transcription Billing, Corp. Underwriting Agreement dated July 13, 2016.

5.1 Opinion of Mazzeo Song P.C.

10.1 Second Amendment to Credit Agreement, dated as of July 13, 2016, between Medical Transcription Billing, Corp., and Opus Bank.

10.2 Warrant to Purchase Common Stock dated as of July 13, 2016 issued by the Company to Opus Bank.

99.1 Press Release, dated July 13, 2016, announcing MTBC’s closing of $1.6 million public offering of additional series A preferred stock.

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: July 15, 2016	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer

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